EXHIBIT 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statements on Form S-8 of NB&T Financial Group, Inc., filed on March 23, 1995 of our report dated February 5, 2002 relating to the consolidated statements of income, stockholders’ equity, and cash flows for the year ended December 31, 2001 for NB&T Financial Group, Inc. and subsidiaries., which appears in this Form 10-K

/s/ J. D. Cloud & Co. L.L.P.

J. D. Cloud & Co. L.L.P. Certified Public Accountants

Cincinnati, Ohio

March 16, 2004

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